[Frontier Logo]

Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

Stamford, Conn. – February 22, 2010 – Frontier Communications Corporation (NYSE:FTR) is scheduled to participate in the upcoming Morgan Stanley Technology, Media & Telecom Conference in San Francisco, CA.  Maggie Wilderotter, Chairman and Chief Executive Officer, and Donald Shassian, Executive Vice President and Chief Financial Officer, are scheduled to present on Monday, March 1, 2010, at 1:00 p.m. Pacific time.

A live webcast of the presentation will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) is a full-service communications provider and one of the largest local exchange telephone companies in the country serving rural areas and small and medium-sized towns and cities. Frontier is included in the S&P 500 Index. Frontier Communications offers telephone, television and Internet services, including wireless Internet data access, as well as bundled offerings, specialized bundles for small businesses and home offices, and data security solutions. Additional information about Frontier is available at www.frontier.com.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Director, Investor Relations	AVP Corp. Comm & Recognition
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@frontiercorp.com	greg.lundberg@frontiercorp.com	brigid.smith@frontiercorp.com

###